UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2006

CYGNE DESIGNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22102	04-2843286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

Note Conversion Agreement

On January 3, 2006, Cygne Designs, Inc. (the “Company”) and Diversified Apparel Resources, LLC (“Diversified”), entered into a Note Conversion Agreement (the “Conversion Agreement”), and simultaneously closed the transactions contemplated thereby (the “Closing”), providing for the conversion of $7,500,000 of principal amount due under the Promissory Note dated July 31, 2005 (the “Note”), issued by the Company in the principal amount of $47,500,000 to Diversified, into 1,428,571 shares of the Company’s common stock (the “Shares”) at the rate of $5.25 per share (the “Note Conversion”).

Registration Rights Agreement

In connection with the transactions contemplated by the Conversion Agreement, the Company and Diversified entered into a Registration Rights Agreement (the “Registration Rights Agreement”) simultaneously with the Conversion Agreement, pursuant to which the Company has the obligation to register the resale of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), on a Registration Statement on Form S-1, or other similar and applicable form, or to amend the current registration statement filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2005 to cover such resale of the Shares (together with any amendments and supplements, the “Registration Statement”), which Registration Statement shall be filed or amended no later than February 2, 2006 (the “Filing Date”). The Company is obligated to use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC no later than April 3, 2006 (or May 2, 2006 if the SEC conducts a “full review” of such Registration Statement) (the “Effectiveness Date”). If (i) a Registration Statement is not filed on or prior to the Filing Date, except if Diversified fails to provide the Company with any information that is required to be provided in the Registration Statement with respect to Diversified, in which case the Filing Date shall be extended until five business days following the date of receipt by the Company of such required information, or (ii) the Registration Statement filed or required to be filed hereunder is not declared effective by the SEC on or before the Effectiveness Date, or (iii) after the Registration Statement is first declared effective by the SEC, it ceases for any reason to remain continuously effective as to all Shares for which it is required to be effective, or Diversified is not permitted to utilize the prospectus therein to resell such Shares, or in any such cases ten business days (which need not be consecutive days) in the aggregate during any 12-month period (any such failure or breach being referred to as an “Event,” and for purposes of clause (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date on which such ten business day period is exceeded being referred to as “Event Date”), then in addition to any other rights Diversified may have under the Registration Rights Agreement or under applicable law: (x) on each such Event Date, the Company shall pay to Diversified an amount in cash, as liquidated damages and not as a penalty, equal to .05% of the value (based on the average closing price of the Company’s common stock for the five business days preceding, but not including, the date of the Registration Rights Agreement) of the Shares then held by Diversified; and (y) on each monthly anniversary of each such Event Date, (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to Diversified an amount in cash, as liquidated damages and not as a penalty, equal to .05% of the value (based on the average closing price of the Company’s common stock for the five business days preceding, but not including, the date of the Registration Rights Agreement) of any Shares then held by Diversified. Under the Registration Rights Agreement, the Filing Date and the Effectiveness Date shall be extended and no liquidated damages shall be due to Diversified (or any other person) if, and to the extent, such extension is due to delays caused by the failure of Diversified to deliver to the Company any information that the Company requires to satisfy the requirements of Regulation S-X under the Securities Act (“Regulation S-X”) in respect of the Registration Statement, or the failure of Ernst & Young, independent accountants for Diversified, to deliver a letter, dated as of a date not more than two days prior to the Filing Date or the Effectiveness Date, as the case may be, in form and substance reasonably satisfactory to the Company, to the effect that (x) they are independent accountants within the meaning of the Securities Act, (y) in their opinion, the financial statements of the Acquired Business included in the Registration Statement which were reported on by such firm and the unaudited financial statements of the business acquired from Diversified (the “Acquired Business”) included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Acquired Business financial statements included in the Registration Statement satisfy the requirements of Regulation S-X, and (z) covering such other matters as are customary in accountants’ comfort letters delivered in connection with underwritten public offerings.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the issuance of the Shares at the Closing of the Note Conversion as contemplated by the Conversion Agreement, contained in Item 1.01 above, is incorporated herein by reference.

The issuance of the Shares at the Closing of the Note Conversion as contemplated by the Conversion Agreement was made in reliance upon an exemption from the registration provisions of the Securities Act of 1933, as amended, as set forth in Section 4(2) thereof on the basis that the offer and sale of the Shares does not involve a public offering. No underwriters were involved in this transaction.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1	Note Conversion Agreement, dated as of January 3, 2006, by and between Cygne Designs, Inc. and Diversified Apparel Resources, LLC.

10.2	Registration Rights Agreement, dated as of January 3, 2006, by and between Cygne Designs, Inc. and Diversified Apparel Resources, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYGNE DESIGNS, INC.
Date: January 5, 2006
	By:	/s/ Roy E. Green
	Name:	Roy E. Green
	Title:	Chief Financial Officer